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                                                                    EXHIBIT 10.9


                                                EMPLOYMENT
                                        AGREEMENT dated as of September 28,
                                        1995, between ADVANCED
                                        ACCESSORY SYSTEMS, LLC, a
                                        Delaware limited liability company (the
                                        "Company"), and RICHARD BORGHI
                                        (the "Executive").

     Reference is made to the Asset Purchase Agreement dated as of September 28, 1995, as amended (the "Purchase Agreement"), among MascoTech, Inc., a Delaware corporation ("MascoTech"), the Company, AAS Holdings, LLC (the "Parent") and the other parties thereto. Pursuant to the Purchase Agreement, the Company is acquiring substantially all of the assets of the Accessories Group of MascoTech Automotive Systems Group, Inc. and MascoTech Industrial Components, Inc.

     The Company desires to enter into this Agreement in order to assure itself of the continued service of the Executive following the Closing (the "Closing") under the Purchaser Agreement, and the Executive desires to accept employment with the Company, upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

     Section 1. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment by the Company, upon the terms and conditions hereinafter set forth.

     Section 2. Term. The employment of the Executive hereunder shall be for a period commencing on the date hereof (the "Commencement Date") and ending on December 31, 2000 (the "Initial Term") or such earlier date upon which the employment of the Executive shall terminate in accordance with the provisions hereof. Unless terminated earlier in accordance with the provisions hereof, at the end of the Initial Term and at the end of each term thereafter, the employment of the Executive hereunder shall automatically renew for successive two-year periods unless the Company shall give the Executive written notice of its desire not to renew the term or the Initial Term no later than 30 days prior to the termination of the then current term. The period commencing on the Commencement Date and ending on the date of termination of the Executive's employment hereunder shall be called the "Term of Employment" for the Executive, and the date on which the Executive's employment hereunder shall terminate shall be called the "Termination Date".

     Section 3. Duties. During the Term of Employment, the Executive shall be employed as the Executive Vice President - Operations/Engineering of the Company and shall perform such duties as are consistent therewith as the Board of Managers of the Company (the "Board") or its designee shall designate. The Executive


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shall use his best efforts to perform well and faithfully the foregoing duties and responsibilities. The Executive shall not be required by the Company to relocate his principal business office or his principal residence outside the Southeast Michigan area.

     Section 4. Time to be Devoted to Employment. During the Term of Employment, the Executive shall devote all of his business time, attention and energies to the business of the Company and its subsidiaries and the Parent (except for vacations to which he is entitled pursuant to Section 6(b)) and periods of illness or incapacity). During the Term of Employment, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

     Section 5. Compensation.

     (a) The Company (or at the Company's option, any subsidiary or affiliate thereof) shall pay to the Executive an annual base salary (the "Base Salary") during the Term of Employment of not less than $161,200, payable in such installments (but not less often than monthly) as is generally the policy of the Company with respect to its executive officers, which Base Salary shall be subject to such increases as the Board, in its sole discretion, may from time to time determine. The Executive's performance shall be reviewed at least annually by the Board.

     (b) During the Term of Employment, the Executive shall be eligible to participate in incentive compensation or bonus plans that are generally made available to the Company's senior executives which will generally provide the Executive the opportunity to receive an annual cash bonus in the range of 30-50% of the Base Salary subject to the achievement by the Company of performance goals established by the Board in its sole discretion.

     (c) In addition to the compensation provided under Sections 5(a) and 5(b), the Company shall pay the Executive a bonus of $100,000 on the earlier of (i) September 30, 2002, (ii) the Termination Date and (iii) a Sale of the Company (as defined in the Members' Agreement dated the date hereof, among the Parent and certain owners of membership units of the Parent).

     Section 6. Business Expenses; Benefits. The Company (or, at the Company's option, any subsidiary or affiliate thereof) shall reimburse the Executive, in accordance with the practice from time to time for executive officers of the Company, for all reasonable and necessary expenses and other disbursements incurred by the Executive for or on behalf of the Company in the performance of the Executive's duties hereunder. The Executive shall provide such appropriate documentation of expenses and disbursements as may from time to time be required by the Company.

     (a) During the Term of Employment, the Executive shall be entitled to four weeks vacation per year.


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     (b) During the Term of Employment, the Company shall continue to provide the Executive with the group health, life and disability insurance benefits that were provided by MascoTech to the Executive prior to the Closing.

     (c) It is further acknowledged that the Company shall be obligated to pay on behalf of the Executive during the Term of Employment the annual premiums with respect to a term life insurance policy (the "Insurance Policy") on the life of the Executive providing for a payment of 300% of the Executive's current Base Salary to the beneficiaries of such policy and appropriate disability insurance (the "Disability Policy") for the Executive providing for a payment of 60-70% of the Executive's current Base Salary to the beneficiaries of such policy; provided, however, that the Company shall not be required to spend more than $6,000 in the aggregate for the annual premiums with respect to the Insurance Policy and the Disability Policy.

     Section 7. Involuntary Termination.

     (a) If the Executive is incapacitated or disabled (such condition being hereinafter referred to as a "Disability") in a manner that would qualify the Executive for benefits under the Disability Policy, the Term of Employment and the employment of the Executive under this Agreement shall cease (such termination, as well as a termination under Section 7(b), being hereinafter referred to as an "Involuntary Termination") and the Executive shall be entitled to receive the benefits payable under the Disability Policy.

     (b) If the Executive dies during the Term of Employment, the Term of Employment and the Executive's employment hereunder shall cease as of the date of the Executive's death and the beneficiaries designated by the Executive under the Insurance Policy shall be entitled to receive the proceeds of the Insurance Policy.

     Section 8. Termination For Cause. The Company may terminate the Term of Employment and the employment of the Executive hereunder at any time for Cause (as hereinafter defined) (such termination being referred to herein as a "Termination For Cause") by giving the Executive written notice of such termination, effective immediately upon the giving of such notice to the Executive. As used in this Agreement, "Cause" means the Executive's (a) commission of an act (i) constituting a felony or (ii) involving fraud, theft or dishonesty which is not a felony and which materially adversely affects the Company or could reasonably be expected to materially adversely affect the Company, (b) repeated failure to be reasonably available to perform his duties, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (c) repeated failure to follow the lawful directions of the Board, which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company, (d) material breach of any agreement with the Company (including the noncompete provisions) which, if curable, shall not have been cured within 10 business days of written notice thereof from the Company or (e) resignation.

     Section 9. Termination Without Cause. The Company may terminate the Term of Employment and the employment of the Executive hereunder without Cause

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(such termination being hereinafter referred to as a "Termination
Without Cause") by giving the Executive written notice of such termination, which notice shall be effective on the date specified therein but not earlier than the date on which such notice is given.

     Section 10. Effect of Termination.

     (a) Upon the termination of the Term of Employment and the Executive's employment hereunder due to an Involuntary Termination or Termination for Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement, except to receive (i) the unpaid portion, if any, of the Base Salary provided for in
Section 5(a), computed on a pro rata basis to the Termination Date (based on the actual number of days elapsed over the actual number of days of the year in which such termination occurs), (ii) any unpaid accrued benefits of the Executive, and (iii) reimbursement for any expenses for which the Executive shall not have been reimbursed as provided in Section 6(a).

     (b) Upon the termination of the Executive's employment hereunder due to an Termination Without Cause, neither the Executive nor his beneficiary or estate shall have any further rights or claims against the Company under this Agreement except the right to receive (i) the amounts set forth in Section 10(a), (ii) the prorated portion of any bonus earned by the Executive in such year under any Company incentive compensation plan in which the Executive participates, (iii) the Base Salary through the date which is 12 months from the Termination Date, payable in such installments over the applicable period as the base salary is generally paid to the Executive and (iv) the costs to the Executive under COBRA to receive insurance coverage from the Company during the period commencing on the Termination Date through the date which is the earlier to occur of (1) the first anniversary of the Termination Date and (2) the day prior to the date on which the Executive shall be included in any insurance program provided by any other employer. The Executive shall have no duty to mitigate the Company's obligations under this Section 10(b).

     Section 11. Insurance. The Company may, for its own benefit, in its sole discretion, maintain "key-man" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company's obtaining and maintaining such policies.

     Section 12. Disclosure of Information. The Executive shall not, at any time during the Term of Employment or thereafter, disclose to any person, firm, corporation or other business entity, except as required by law, any non-public information (including, without limitation, non-public information obtained prior to the date hereof) concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof for any reason or purpose whatsoever, nor shall the Executive make use of any of such non-public information for his own purpose or for the benefit of any person, firm, corporation or other business entity except the Company or any subsidiary or affiliate thereof. Upon the termination of the Term of Employment, the executive shall return to the Company all property of the Company or any subsidiary or affiliate thereof


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then in the possession of the Executive and all books, records, computer tapes or discs and all other material containing non-public information concerning the business, clients or affairs of the Company or any subsidiary or affiliate thereof.

        Section 13. Right to Inventions. The Executive shall promptly disclose, grant and assign to the Company for its sole use and benefit any and all marks, designs, logos, inventions, improvements, technical information and suggestions relating in any way to the business conducted by the Company, which he may develop or which may be acquired by the Executive during the Term of Employment (whether or not during usual working hours), together with all trademarks, patent applications, letters patent, copyrights and reissues thereof that may at any time be granted for or upon any such mark, design, logo, invention, improvement or technical information. In connection therewith:

           (i) the Executive shall without charge, but at the expense of the Company, promptly at all times hereafter execute and deliver such applications, assignments, descriptions and other instruments as may be necessary or proper in the opinion of the Company to vest title to any such marks, designs, logos, inventions, improvements, technical information, trademarks, patent applications, patents, copyrights or reissues thereof in the Company and to enable it to obtain and maintain the entire right and title thereto throughout the world;

           (ii) the Executive shall render to the Company at its expense (including a reasonable payment for the time involved in case he is not then in its employ based on his last per diem earnings) all such assistance as it may require in the prosecution of applications for said trademarks, patents, copyrights or reissues thereof, in the prosecution or defense of interferences which may be declared involving any said trademarks, applications, patents or copyrights and in any litigation in which the Company may be involved relating to any such trademarks, patents, inventions, improvements or technical information; and

           (iii) for the avoidance of doubt, the foregoing provisions shall be deemed to include an assignment of future copyright in accordance with
      Section 37 of the Copyright Act of 1986 and any amendment or re-enactment thereof.

        Section 14. Restrictive Covenant.

        (a) The Executive acknowledges and recognizes that the Business (as defined in the Purchase Agreement) has been conducted, and substantial sales of its products have been made, throughout the United States and Europe, and the Executive further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein, the consideration to be received hereunder, stock options to be granted to the Executive and in consideration of and as an inducement to the Company to consummate the transactions contemplated by the Purchase Agreement, the Executive shall not during the Non-Competition Period (as defined below) (i) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, affiliate or other participant, in

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any Competitive Business, or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit, (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any other person or entity, including, without limitation, any customer, supplier or employee of the Company, (iii) induce any employee of the Company or the Business to terminate his employment with the Company or the Business or to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business), or (iv) affirmatively assist or induce any other person or entity to engage in any Competitive Business in any manner described in the foregoing clause (i) (as well as an officer or director of any Competitive Business). Anything contained in this Section 14 to the contrary notwithstanding, an investment by the Executive in any entity in which the Executive and his affiliates exercise no operational or strategic control and which constitutes less than 2% of the capital of such entity shall not constitute a breach of this Section 14.

     (b) As used herein, "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the fifth anniversary of the Termination Date; provided, however, that if the Term of Employment shall have been terminated pursuant to Section 9, then "Non-Competition Period" shall mean the period commencing on the date hereof and terminating on the later of (i) the second anniversary of the Termination Date and (ii) the end of the period following the Termination Date which is equal to the period of the Term of Employment (assuming that the Term of Employment shall not exceed five years for purposes of this clause (ii)); and "Competitive Business" shall mean any business in any State of the United States or anywhere outside the United States engaged in designing, engineering, manufacturing, selling or distributing (x) systems or components thereof (such as roof racks, deck racks and other systems) intended to facilitate the carriage or storage of cargo, luggage, bicycles, skis, snowboards, sailboards, sailboats, and other items or property on a vehicle or (y) drip rails for the Pontaic F-car or Chrysler XJ vehicle.

     (c) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company or any subsidiary or affiliate thereof, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder and pursuant to other agreements between the Company and the Executive to justify clearly such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living.


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     Section 15. Enforcement; Severability; Etc.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

     Section 16. Remedies. The Executive acknowledges and understands that the provisions of this Agreement are of a special and unique nature, the loss of which cannot be adequately compensated for in damages by an action at law, and that the breach or threatened breach of the provisions of this Agreement would cause the Company irreparable harm. In the event of a breach or threatened breach by the Executive of the provisions of this Agreement, the Company shall be entitled to an injunction restraining him from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from or limiting the Company in pursuing any other remedies available for any breach or threatened breach of this Agreement.

     Section 17. Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

                    if to the Company, to:

                    265 16th Street
                    Port Huron, MI  48060
                    Telecopier: (810) 987-2212;

                    with copies to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, NY  10112
                    Attention:  John J. Suydam, Esq.
                    Telecopier: (212) 408-2420;

                    if to the Executive, to:

                    Richard Borghi
                    5128 Aintree
                    Rochester, MI  48306;

or to such other address as the party to whom notice is to be given may have furnished to the other party or parties in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal

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delivery, on the date of such delivery, (b) in the case of
nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and
(d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     Section 18. Binding Agreement; Benefit. Subject to Section 23, the provisions of this Agreement will be binding upon, and will inure to the benefit of, the respective heirs, legal representatives, successors and assigns of the parties.

     Section 19. Governing Law. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Michigan (without giving effect to principles of conflicts of laws).

     Section 20. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other breach.

     Section 21. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by the parties.

     Section 22. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 23. Assignment. This Agreement is personal in its nature and the parties shall not, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, that the Company may assign this Agreement to any of its subsidiaries and affiliates.

     Section 24. Counterparts. This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 25. Gender. Any reference to the masculine gender shall be deemed to include the feminine and neuter genders unless the context otherwise requires.


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Employment Agreement as of the date first written above.

                          ADVANCED ACCESSORY SYSTEMS, LLC


                          By:_____________________________
                          Name:
                          Title:


                          ________________________________

                          RICHARD BORGHI




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